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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2009

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           New Jersey                 001-33088                  22-2956711
           ----------                 ---------                  ----------
(State Or Other Jurisdiction Of       (Commission              (IRS Employer
        Incorporation)                File Number)           Identification No.)


                   135 Chestnut Ridge Road, Montvale, NJ 07645
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, Ivivi Technologies, Inc. (the "Company") entered into a Forbearance Agreement (the "Forbearance Agreement") dated August 31, 2009 with Emigrant Capital Corp. (the "Lender"). Pursuant to the terms of the original Forbearance Agreement, the Lender agreed to forbear, through September 9, 2009 (unless a termination event occurs under the Forbearance Agreement), from requiring the Company to repay the principal and interest due under the Convertible Promissory Note (the "Note") in the principal amount of $2.5 million. The maturity date under the Note was August 30, 2009. The Forbearance Agreement also provided for an increase in the interest rate under the Note to the lesser of (i) 18% or (ii) the maximum rate permitted by law during the forbearance period. The Lender agreed to the forbearance in order to provide the Company with the ability to continue (i) negotiating the previously announced potential transaction with Ajax Capital, LLC ("Ajax"), an entity owned by Steven Gluckstern, the Company's Chairman, President, Chief Executive Officer and Chief Financial Officer, and (ii) solicit other proposals. Effective September 9, 2009, the Company and the Lender amended the terms of the Forbearance Agreement to extend the forbearance period through September 14, 2009. Other than the change in the forbearance period, there were no other amendments or changes to the Forbearance Agreement.

Although the Company expects to continue discussing further extensions of the repayment of the loan with the Lender as needed to complete a transaction, the Company may not be able to successfully enter into such extensions as needed. In the event the Company does not successfully negotiate with the Lender, the Company will not be able to meet its obligations under the Note and the Lender will have the right to foreclose under the Note, which is secured by all of the Company's assets. In such an event, the Company would have to cease its operations or seek alternatives, including filing for bankruptcy protection. In addition, there can be no assurance that the Company will be able to complete a transaction with Ajax or any other potential acquirer or investor.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      IVIVI TECHNOLOGIES, INC.


                                      By: /s/ Andre' DiMino
                                          -------------------------------------
                                          Name: Andre' DiMino
                                          Title: Executive VP-Manufacturing and
                                          Technology and Chief Technical Officer

Date: September 11, 2009